Exhibit 10.13

                              AMENDED AND RESTATED

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                          BIOACCELERATE HOLDINGS, INC.

                      (Pursuant to Nevada Revised Statutes)

                      ------------------------------------

      Bioaccelerate Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that, pursuant to the authority vested in the Board of Directors of the Company (the "Board") by the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), as amended, the following resolution was adopted as of October 13, 2005 by the Board pursuant to the applicable Nevada Revised Statutes:

      RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, as amended, there shall be created a series of Preferred Stock, $0.001 par value, which series shall have the following designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions:

      1. Designation and Number of Shares. There shall hereby be created and established a series of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 5,500,000 shares; provided, that whatever number of shares of Series A Preferred Stock is not issued and sold in the offering of Series A Preferred Stock being undertaken contemporaneously with the creation of the Series A Preferred Stock shall be cancelled, retired and eliminated by the Company from the shares of Series A Preferred Stock which the Company shall be authorized to issue. Any such shares of Series A Preferred Stock so cancelled, retired and eliminated shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated Series and may be redesignated and reissued in any series other than as Series A Preferred Stock.

      2. Conversion.

      (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible into a number of shares of the Company's common stock, par value $0.001 per share (the "Common Stock") equal to the applicable Liquidation Amount (as defined in Section 5 hereof) divided by the then applicable Conversion Price (as defined herein) upon the earlier to occur of (i) the election of the holder to convert (an "Optional Conversion"), in whole or in part, at any time, or from time to time, commencing with date of the issuance of such share of Series A Preferred Stock (the "Issuance Date") or (ii) the earliest to occur of the following dates (an "Automatic Conversion"):
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(A) the date, at any time after the one year  anniversary  of the Issuance Date, upon which both (x) the average of the Market Price (as defined herein) for a share of Common Stock for a period of at least thirty consecutive Trading Days (as defined herein) exceeds Three Hundred Per Cent (300%) of the then-applicable Conversion Price and (y) the average of the trading volume for the Common Stock during such period exceeds 100,000 shares per day (subject to adjustment of such trading volume threshold in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events) shares per Trading Day and the shares of Common Stock issued upon such conversion are registered at such time under an effective registration statement; (B) upon the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock; or (C) immediately prior to the closing of an underwritten public offering of the Company's Common Stock for aggregate gross proceeds to the Company of not less than One Hundred Million Dollars ($100,000,000) if the public offering price of the Company's Common Stock is at least two (2) times the then applicable Conversion Price and the shares of Common Stock issued upon such conversion are registered at such time under an effective registration statement.

      (b) As used herein, "Market Price" means, with respect to any applicable security as of any applicable date, (i) the last closing trade price of such security on whichever national securities exchange or trading market (including, without limitation, the Nasdaq and the OTC Bulletin Board) is the principal trading market where such security is listed by the Company for trading (the "Principal Market"), as reported by Bloomberg, or (ii) if the Principal Market should operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to the commencement of extended trading hours on the applicable date, but in no event later than 4:30:00 p.m., New York local time, as reported by Bloomberg, or (iii) if no last trade price is reported for such security by Bloomberg, the average of the bid prices, on the one hand, and the ask prices, on the other hand, of all market makers for such security as reported in the "pink sheets" by Pink
Sheets LLC (formerly the National Quotation Bureau, Inc.). The applicable trading market for such calculation, whether it is the Principal Market or the "pink sheets", is hereafter referred to as the "Trading Market". The Company shall make all determinations pursuant to this paragraph in good faith. In the absence of any available public quotations for the Common Stock, the Board shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company.

      As used herein, "Trading Day" means a day on which the principal Trading Market with respect to the Common Stock is open for the transaction of business.

      (c) Effecting a Conversion. Immediately upon the occurrence of an Automatic Conversion, each holder's shares of Series A Preferred Stock, shall be deemed to have been converted into the applicable number of shares of the Company's Common Stock in accordance with the then applicable Conversion Price, and certificates evidencing such shares of Common Stock shall be issued to such holder within five business days after receipt of the applicable certificates evidencing such holder's shares of Series A Preferred Stock, together with other customary documentation (including delivery instructions). The holder shall effect any Optional Conversion by surrendering the certificate or certificates representing the shares of Series A Preferred Stock to be converted to the Company, together with written notice of its election to convert and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued (a "Stockholder Conversion Notice").

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

Each Stockholder Conversion Notice shall specify the number of shares of Series A Preferred Stock to be converted and the date on which such conversion is to be effected, which date may be neither prior to, nor more than 10 days after, the date the holder delivers such Stockholder Conversion Notice. If no conversion date is specified in a Stockholder Conversion Notice, the conversion date shall be the date that the Stockholder Conversion Notice is delivered. Each Stockholder Conversion Notice, once given, shall be irrevocable. A holder of Series A Preferred Stock may only convert shares of Series A Preferred Stock in blocks equal to not less than the lesser of (i) the number of shares of Series A Preferred Stock, convertible into 15,000 shares of Common Stock and (ii) all shares of Series A Preferred Stock then held by the stockholder. If the holder is converting less than all shares of Series A Preferred Stock represented by the certificate or certificates tendered by the holder with the Stockholder Conversion Notice, the Company shall convert the number of shares of Series A Preferred Stock so specified and shall promptly deliver (but not more than fifteen business days later) to such holder a certificate for such number of shares as have not been converted. Upon an Automatic Conversion, the Company shall notify each holder thereof and each holder shall surrender the certificate or certificates representing all of the shares of Series A Preferred Stock owned by such holder and each holder of shares of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock issued upon such Automatic Conversion. All fractional shares resulting from the conversion of the Series A Preferred Stock shall be rounded up to the next highest whole share. All certificates representing shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Company for cancellation and canceled by it. As promptly as practicable (but no more than ten business days) after the surrender of any shares of Series A Preferred Stock, the Company shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted. Upon a conversion, any accrued and unpaid dividends shall be paid either in cash, to the extent funds are legally available therefor, or shares of Common Stock valued at the Market Price, in the sole discretion of the Company.

      (d) Conversion Price. The initial conversion price per share of the Series A Preferred Stock (the "Conversion Price"), shall be equal to One Dollar and Fifty Cents ($1.50) per share of Common Stock into which such number of share of Series A Preferred Stock is convertible, subject to adjustment as provided in
Section 3.

      (e) Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series A Preferred Stock, as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series A Preferred Stock pursuant to this clause, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable.

      If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, the Company will take such corporate action necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

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      (f) Issue Taxes.  The Company shall pay all issue taxes, if any,  incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares of Series A Preferred Stock specifies that the shares of Common Stock to be issued on Automatic Conversion are to be issued in a name or names other than the name or names in which such Series A Preferred Stock stand or the names of affiliates of the initial holder of such shares, then the Company shall not be required to pay any additional transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Company or the transfer agent for the Series A Preferred Stock, as applicable, at the time of Automatic Conversion of the Series A Preferred Stock, as applicable, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the Series A Preferred Stock, as applicable, were registered, despite the instructions to the contrary.

      3. Adjustment of Conversion Price.

      (a) Definition of Additional Stock. For purposes of this Section 3, "Additional Shares of Common Stock" includes all shares of Common Stock issued by the Company after the Issuance Date, other than:

            (i) The Shares of Series A Preferred Stock, or the Shares of Common Stock issued upon conversion of shares of Series A Preferred Stock;

            (ii) Shares of Common Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) issuable or issued to the Company's employees, officers, directors or consultants pursuant to a stock option plan or restricted stock plan approved by the Board;

            (iii) Shares  of  Common  Stock  issued  or  issuable   pursuant  to
                  subsection 3(d) below;

            (iv) Shares of Common Stock or Preferred Stock issuable upon exercise of options, warrants or upon conversion of convertible securities or other rights outstanding as of the Issuance Date; and options, warrants, and other convertible securities or rights issued in connection with the sale by the Company of the Series A Preferred Stock, if any; and

            (v) Securities and options, warrants and other rights to purchase securities issued (a) to financial institutions or lessors in connections with commercial credit agreements, equipment financings or similar transactions or (b) to other corporations, persons or entities in connection with acquisitions, mergers or similar business combinations, partnership arrangements, strategic alliances, licensing arrangements or similar non-capital raising transactions approved by the Board, including within this exception securities and options, warrants and rights to purchase securities issued to raise capital provided that the use of proceeds is to consummate such non-capital raising transactions.

      The number and kind of securities issuable upon the conversion of the Series A Preferred Stock and the Conversion Price shall be subject to adjustment from time to time in accordance with the following provisions:

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

      (b) Subdivision or Combination of Shares. In the event that the Company shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock (x) subdivide the outstanding shares of Common Stock into a larger number of shares or (y) combine the outstanding shares of Common Stock into a smaller number of shares, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3(b) shall become effective retroactively in the case of any such subdivision or combination, to the close of business on the day upon which such corporate action becomes effective.

      (c) Stock Dividends. In case Additional Shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), the Conversion Price shall be reduced, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Company shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

      (d)  Recapitalization  or Reclassification of Common Stock. In case of any
(i) capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Company, or (ii) exchange or conversion of the Common Stock for or into securities of another corporation or other entity, or (iii) consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or any issuance of Additional Shares of Common Stock) or (iv) sale, lease or other conveyance of all or substantially all of the assets of the Company, then in each instance referred to in the preceding clauses (i) through (iv), the Board and the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires (by sale, lease or other conveyance) such assets, as the case may be, shall make provision such that the Series A Preferred Stock shall thereafter be convertible for the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other conveyance, as the case may be, by a holder of shares of Common Stock equal to the number of shares of Common Stock underlying the Series A Preferred Stock, as applicable, issuable upon the conversion of the Series A Preferred Stock immediately prior to the effective date of such capital reorganization, reclassification, merger, consolidation, sale, lease or other conveyance and, in each instance referred to in the preceding clauses (i) through (iv) (each, a "Transaction"), appropriate adjustment (as reasonably determined in good faith by the Board) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of shares underlying the Series A Preferred Stock) shall thereafter be applicable, as near as reasonably may be, in relation to any such shares of stock or other securities or other property thereafter deliverable upon conversion of the Series A Preferred Stock. The Company shall not enter into any Transaction unless effective provision shall be made so as to give effect to the provisions set forth in this subsection (d).

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      The Company shall not effect any transaction  described in this subsection
3(d) unless (i) it first gives twenty (20) days' prior written notice of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series A Preferred Stock shall be entitled to convert the Series A Preferred Stock) and
(ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this subsection 3(d). The provisions of this subsection 3(d) shall similarly apply to successive consolidations, reorganizations, reclassifications, exchanges, conversions, mergers, sales, leases and other conveyances.

      (e) Issuance of Stock at Less than Conversion Price. If the Company shall issue any Additional Shares of Common Stock after the Issuance Date (other than as provided in the foregoing subsections 3(b) through 3(d)), for no consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price equal to the quotient obtained by dividing:

            (i) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Conversion Price in effect immediately prior to such issuance or sale, plus (y) the Aggregate Consideration Received (as such term is defined in subsection 3(g)(v)) or deemed to be received by the Company upon such issuance or sale, by

            (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

      (f) Issuance of Options and Convertible Securities Deemed Issuance of Additional Shares of Common Stock. If the Company, at any time or from time to time after the Issuance Date, shall issue any options, warrants or rights to purchase Common Stock (collectively, "Options") or securities that, by their terms, directly or indirectly, are convertible into or exchangeable for shares of Common Stock ("Convertible Securities") (in each case other than those securities excluded, pursuant to Section 3, from the definition of "Additional Shares of Common Stock") or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, in each case other than those securities excluded, pursuant to Section 3, from the definition of "Additional Shares of Common Stock", then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued under this Certificate as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

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            (i)   no further  adjustment in the  Conversion  Price shall be made upon the subsequent issue of Convertible  Securities or shares
                  of  Common   Stock  upon  the  exercise  of  such  Options  or
                  conversion or exchange of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding;

            (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause (B) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

            (iii) if such  Options  or  Convertible  Securities  by their  terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause (C) shall have the effect of decreasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

      (g) Other Provisions Applicable to Adjustment Under this Section 3. The following provisions shall be applicable to the adjustments in the Conversion Price as provided in this Section 3.

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

            (i) Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

            (ii) Other Action Affecting Common Stock. If the Company shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections 3(b) through 3(f) hereof, inclusive, which would have an inequitable effect on the holders of the Series A Preferred Stock, then the Conversion Price shall be adjusted in such manner and at such times as the Board on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.

            (iii) Minimum  Adjustment.  No  adjustment of the  Conversion  Price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the Conversion Price then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

            (iv) Certain Adjustments. The Conversion Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

            (v)   Determination of Consideration.

                  (A) For purposes of subsection 3(e), the "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under subsection 3(e), into the Aggregate Consideration Received, or deemed to have been received, by the Company under this subsection 3(e), for the issue of such Additional Shares of Common Stock.

                  (B) For purposes of this Subsection 3(f), the Aggregate Consideration Received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (A)   Cash and Property: Such consideration shall:

                        (1) insofar as it consists of cash, be computed at the aggregate gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company and excluding amounts paid or payable for accrued interest or accrued dividends;

                        (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

                  (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 3(f)(ii), relating to Options and Convertible Securities, shall be determined by dividing

                        (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
                        (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

      (h) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

      (i) Notices of Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Chief Financial Officer (or other senior executive officer in the absence of such person) of the Company shall, in good faith, compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted Conversion Price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to each record holder of the Series A Preferred Stock.

      4. Ranking.

The Series A Preferred Stock shall rank, as to dividends, rights upon liquidation, dissolution or winding up, senior and prior to (i) the Common Stock and (ii) each other class or series of capital stock of the Company hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock, as applicable, except as otherwise approved by the affirmative vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock pursuant to Section 9 hereof. (All equity securities of the Company to which the Series A Preferred Stock ranks senior to, whether with respect to dividends, rights upon liquidation, dissolution, winding up or otherwise, including the Common Stock, are collectively referred to herein as "Junior Securities," all equity securities of the Company to which the Series A Preferred Stock ranks on a parity with, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as "Parity Securities" and all equity securities of the Company to which the Series A Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise are collectively referred to herein as "Senior Securities").

      5. Liquidation Rights.

(a) Liquidation Preference. Upon a voluntary or involuntary liquidation, under applicable bankruptcy or reorganization legislation, or dissolution or winding up of the Company, (each a "Liquidation"), before any distribution of assets shall be made to the holders of Junior Securities, the holder of each share of Series A Preferred Stock then outstanding shall be paid out of the assets of the Company legally available for distribution to its stockholders (the "Available Assets") an amount per share equal to the "Liquidation Amount." For purposes of a Liquidation, the "Liquidation Amount" shall mean the original issue price per share of the Series A Preferred Stock ($6.00, as adjusted for stock splits, dividends, combinations or other recapitalization of the Series A Preferred Stock) plus any accrued and unpaid dividends thereon (the "Liquidation Preference"). Upon the completion of the distribution required by this subsection 5(a), and any other distribution to any other class or series of Senior Securities, if assets remain in the Company, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of shares of any other series of preferred stock in accordance with their respective terms, then to the holders of Common Stock pro rata based on the number of shares of the Common Stock actually outstanding and held by holders of shares of Common Stock. Notwithstanding the foregoing, if the holders of the Series A Preferred Stock would receive on an as-converted basis an amount greater than the Liquidation Preference, such holders shall be entitled to receive such greater amount. In the event of any "Deemed Liquidation" (as such term is hereinafter defined), the holder of each share of Series A Preferred Stock then outstanding shall be paid out of the Available Assets the greater of
(x) the Liquidation Preference or (y) such amount as the holders of the Series A Preferred Stock would receive on an as-converted basis. For purposes hereof, a "Deemed Liquidation" shall be deemed to have occurred if the Company shall effect any merger, combination, reorganization of the Company, other than (i) a merger, combination or reorganization or other transaction (or a related series of such transactions) in which less than Fifty Per Cent (50%) of the voting power of the Company is disposed of or in which the stockholders of the Company immediately prior to such merger, reorganization or consolidation own greater than Fifty Per Cent (50%) of the Company's voting power immediately after, or
(ii) any transaction to which a majority in interest of the outstanding Series A Preferred Stock has consented.

      (b) Priority. If the Available Assets are insufficient to pay the holders of Series A Preferred Stock the full amount of the Liquidation Amount, the holders of Series A Preferred Stock, in the aggregate, will share ratably in the distribution of the Available Assets in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

      (c) Notice. The Company will send a written notice of a Liquidation to the holders of record of the Series A Preferred Stock, stating a payment date, the Liquidation Amount and the place where the Liquidation Amount will be paid, using any of the following delivery methods: (i) in person; (ii) mailed by certified or registered mail, return receipt requested; or (iii) sent by national courier, not less than 25 days prior to the payment date stated therein. The notice will be addressed to each holder at its address as shown by the records of the Company.

      6. Appraisal. If a majority in interest of the holders of the Series A Preferred Stock reasonably disagrees with any of the Board's determinations referred to in Section 2, Section 3 or Section 5 above (each, a "Determination"), then the Company and a majority in interest of such holders (the "Series A Representative") shall use good faith efforts to mutually agree upon the designation of a single Qualified Appraiser (as defined below) within seven (7) business days of such event requiring a Determination. The date of such event requiring a Determination shall be referred to as the "Determination Date." If such a single Qualified Appraiser is designated, that person shall make a Determination. If the Company and the Series A Representative do not so agree upon the designation of a single Qualified Appraiser within such period, then within five (5) business days following the end of such period, each of the Company and the Series A Representative by written notice to the other shall designate a Qualified Appraiser (or if any party fails to select a Qualified Appraiser within the time period specified, the person selected by the other party shall be the Qualified Appraiser) and the two Qualified Appraisers so designated shall within ten (10) business days of their designation jointly designate a third Qualified Appraiser and solely such third Qualified Appraiser so designated shall independently make a Determination. If there is only a single Qualified Appraiser, the fees and expenses of the Qualified Appraiser shall be paid equally by the Company and the Series A Representative. If three Qualified Appraisers are appointed, the Company shall pay the fees and expenses of the Qualified Appraiser which it appoints, the Series A Representative shall pay the fees and expenses of the Qualified Appraiser which it appoints, and the fees and expenses of the third Qualified Appraiser shall be shared equally by the Company and the Series A Representative. The designated Qualified Appraiser shall make the Determination not later than ten (10) business days following the Determination Date. The Determination made by the Qualified Appraiser shall be final, conclusive and binding on the parties hereto. None of the Qualified Appraisers shall be affiliated with any of the Company, the Series A Representative or another Qualified Appraiser. For the purposes of this Agreement, "Qualified Appraiser" shall mean an individual who is engaged on a regular basis (although not necessarily full time) in valuing securities or arrangements similar to this Agreement, as the case may be, and may include (but shall not be limited to) professional business appraisers, investment bankers or accountants.

      7. Dividends.

      Each share of Series A Preferred Stock shall carry a cumulative dividend at a rate of Six Per Cent (6%) per annum, payable out of funds legally available therefor, prior and in preference to the payment of all other dividends on the Junior Securities, quarterly in arrears (with the first payment on December 31, 2005) in cash or shares of the Company's Common Stock, at the Company's option, whether or not declared by the Board of Directors. The shares of the Company's Common Stock issued in payment of the dividend hereunder shall be valued at the twenty (20) trading day trailing average market price of the Common Stock as of the date five (5) days prior to the dividend payment date. In the event that the shares of Common Stock issued in payment of dividends payable more than one hundred eighty (180) days after the issuance of the Series A Preferred Stock to which such dividends relate are not then registered under an effective registration statement, the Company shall only pay such dividends in cash.

      8. Voting Rights.

Each holder of outstanding shares of Series A Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held of record by such holder are convertible as of the applicable record date at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Except as provided by law and by the provisions of Section 9 below, the holders of shares of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

Notwithstanding the above, the Company shall provide each holder of Series A Preferred Stock with prior written notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any undertaking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or twenty (20) days prior to the consummation of any transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

To the extent that under the Nevada Revised Statutes ("NRS") the vote of the holders of the Series A Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock, voting together in the aggregate and not in separate series unless required under the NRS, represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under the NRS), voting together in the aggregate and not in separate series unless required under the NRS, shall constitute the approval of such action by the class or by both series, as applicable. To the extent that under the NRS holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall entitle the holder thereof to cast that a number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Series A Preferred Stock shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company's bylaws and the NRS).

      9. Protective Provisions. So long as the shares of Series A Preferred Stock are outstanding, the Company shall not, take, approve or otherwise ratify any of the following actions without the consent of at least a majority of the aggregate of the then outstanding shares of Series A Preferred Stock, voting as a separate series:

      (a) authorize, issue or agree to authorize or issue any new class or series of Senior Securities or Parity Securities or securities or rights of any kind convertible into or exercisable or exchangeable for any such Senior Securities or Parity Securities, or offer, sell or issue any Senior Securities or Parity Securities or securities or rights of any kind convertible into or exercisable or exchangeable for any such Senior Securities or Parity Securities;

      (b) purchase, repurchase or redeem shares of (i) Common Stock, (ii) securities or rights of any kind convertible into or exercisable or exchangeable for Common Stock or (iii) other securities of the Company, (except in the case of a termination of an employee, at which the Company may repurchase or redeem such shares of Common Stock at cost and pursuant to any agreement under which such shares of Common Stock were issued);

      (c) increase the authorized  number of shares of Series A Preferred Stock;
or

      (d) amend the Certificate of Incorporation or Bylaws of the Company or alter or change the rights, preferences or privileges of the Series A Preferred Stock or any Parity Securities or Senior Securities in each case so as to affect adversely the rights, preferences or privileges of the Series A Preferred Stock.

      10. No Reissuance of Series A Preferred Stock.

No outstanding share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares of Series A Preferred Stock shall be cancelled, retired and eliminated from the shares of Series A Preferred Stock which the Company shall be authorized to issue. Any such shares of Series A Preferred Stock acquired by the Company shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated Series and may be redesignated and reissued in any series other than as Series A Preferred Stock.

      11. Registered Holders.

A holder of Series A Preferred Stock registered on the Company's stock transfer books as the owner of shares of Series A Preferred Stock shall be treated as the owner of such shares for all purposes. All notices and all payments required to be mailed to a holder of shares of Series A Preferred Stock shall be mailed to such holder's registered address on the Company's stock transfer books, and all dividends and redemption payments to a holder of Series A Preferred Stock made hereunder shall be deemed to be paid in compliance hereof on the date such payments are deposited into the mail addressed to such holder at such holder's registered address on the Company's stock transfer books.

      12. Certain Remedies.

Any registered holder of shares of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

      13. Headings of Subdivisions.

      The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      14. Severability of Provisions.

      If any right, preference or limitation of the Series A Preferred Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  [Remainder of Page Intentionally Left Blank.]

      IN WITNESS WHEREOF, the undersigned, being the CEO of the Company, has executed this Certificate of Designations as of October 13, 2005.

                                   BIOACCELERATE HOLDINGS, INC.

                                   By:   /s/ Lee Cole
                                        ----------------------------------------
                                        Name:  Lee Cole
                                   Title: CEO